SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (Registrants) are separately filing this combined Current Report on Form 8-K (Report). Information contained herein relating to an individual Registrant is furnished by such registrant on its own behalf. Each Registrant makes representations only as to information relating to itself.

Item 1.01	Entry into a Material Definitive Agreement

On March 19, 2007, KCP&L, the Sierra Club and the Concerned Citizens of Platte County, Inc. (CCPC) entered into a Collaboration Agreement (Agreement) that resolves certain disputes among the parties and contains certain environmental undertakings regarding additional wind generation, energy efficiency and certain other matters. The Agreement is attached as Exhibit 10.1and is incorporated herein. The description of the Agreement set forth below is not complete and is qualified in its entirety by reference to the Agreement.

The parties have agreed to proposed limits on emissions of nitrogen oxides, sulfur dioxide and sulfuric acid mist at KCP&L’s Iatan Station (which includes Units 1 and 2) that will result in reductions in those categories of emissions of up to approximately 700 tons (10%), 2,100 tons (30%) and 140 tons (26%), respectively, below the currently permitted maximum levels on an annualized basis. The opacity limit for these units is also proposed to be reduced by 25%. KCP&L has agreed not to seek to increase these emission limits, or the stack particulate matter emission limit, before January 1, 2016. KCP&L further agreed to seek, through the existing Best Available Retrofit Technology (BART) regulation process, a consent agreement with the Kansas Department of Health and Environment (KDHE) incorporating limits for stack particulate matter emissions, as well as limits for nitrogen oxides and sulfur dioxide emissions at its La Cygne Station (which includes Units 1 and 2) that will result in reductions in those two categories of emissions of up to approximately 3,000 tons (19%) and 4,100 tons (33%), respectively, below the presumptive limits under the Best Available Retrofit Technology (BART) regulations on an annualized basis. KCP&L further agreed to use its best efforts to install pollution control technologies to reduce those emissions from the La Cygne units prior to the required compliance date under the BART regulations, but in no event later than June 1, 2015. KCP&L further agreed to issue requests for proposal (RFPs) for the equipment required to comply with the BART regulations by December 31, 2008, with the RFPs requesting that construction commence by December 31, 2010.

KCP&L will pursue increasing its wind generation capacity by 100 megawatts (MW) by year-end 2010, subject to regulatory approval. KCP&L also committed to pursue another 300 MW of wind generation by year-end 2012, also subject to regulatory approval. KCP&L will pursue energy efficiency initiatives, in addition to those currently implemented through its Comprehensive Energy Plan (CEP), by December 31, 2010 designed to reduce annual electricity demand by an additional 100 MW, and to undertake additional energy efficiency initiatives designed to reduce annual electricity demand by an additional 200 MW by December 31, 2012, subject to regulatory approval and appropriate regulatory treatment. KCP&L further committed to undertake projects that would offset its annual carbon dioxide emissions by an additional approximate 711,000 tons by December 31, 2012. This offset may be achieved through a combination of operational and capital actions, including additional renewable energy or energy efficiency projects, efficiency improvements at its generating plants, repowering existing generating plants, or reducing or retiring fossil-fueled generation. In particular, a study will be performed in the next year to assess the potential future use of KCP&L’s Montrose Station.

The Sierra Club has agreed to dismiss with prejudice its appeal of the Iatan air permit, and Sierra Club and CCPC will release any objections or claims they may have regarding any of the emissions limits for Iatan as of the date of the Agreement. Sierra Club will dismiss its appeal in Kansas of KCP&L’s CEP regulatory plan. KCP&L will dismiss its recently filed declaratory judgment action seeking a determination that the company complied with the Clean Air Act requirements at Iatan. The parties will seek a remand of the appeal in Missouri of KCP&L’s CEP regulatory plan; if remand is not granted, Sierra Club and CCPC have agreed not to oppose a future approval of the plan by the Missouri Public Service Commission.

The potential capital costs of the Agreement’s provisions relating to emission limits at Iatan and La Cygne Generating Stations are within the overall estimated capital cost ranges previously disclosed by KCP&L for its Comprehensive Energy Plan and Clean Air Act environmental expenditures. Potential costs relating to the additional wind generation and energy efficiency investments that are subject to regulatory approval cannot be reasonably estimated at this time. KCP&L will develop cost estimates as it incorporates these elements of the Agreement into its future integrated energy resource plan, which will be subject to regulatory approvals. As well, the potential costs relating to the additional approximate 711,000 ton carbon dioxide emissions offset cannot be reasonably estimated at this time. KCP&L will evaluate the available operational and capital resource alternatives, and will select the most cost-effective mix of actions to achieve this additional offset. KCP&L expects to seek recovery of the costs associated with the Agreement through its rates. There is no assurance regarding the conclusions of KCP&L’s future integrated energy resource plan, the actions to be selected to achieve the additional carbon dioxide emissions offset, the results of the regulatory approval and ratemaking process, or their effects on KCP&L’s capital requirements, results of operations and financial position.

Item 9.01	Financial Statements and Exhibits

(c) Exhibit No.

10.1	Collaboration Agreement dated as of March 19, 2007, among Kansas City Power & Light Company, Sierra Club and Concerned Citizens of Platte County, Inc.

Information Concerning Forward-Looking Statements
Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; application of critical accounting policies, including, but not limited to, those related to derivatives and pension liabilities; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisitions or divestiture plans (including the acquisition of Aquila, Inc., and the sale of assets to Black Hills Corporation); and other risks and uncertainties. Other risk factors are detailed from time to time in the Registrants’ most recent combined quarterly report on Form 10-Q or combined annual report on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/Terry Bassham
Terry Bassham
Chief Financial Officer

Date: March 20, 2007